EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


July 13, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance 450
Fifth Street, N.W.
Washington, D.C. 20549

Re: World Am, Inc.

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 21, 2006, relating to the financial statements of World Am, Inc.

Sincerely,


/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC